Exhibit 10.32

CONFIDENTIALITY AND PROTECTIVE COVENANTS AGREEMENT
This Confidentiality and Protective Covenants Agreement (“Agreement”) is entered into by and between the individual identified in the signature block below as the Employee (“Employee”, “I” or “me”), Betfair Interactive US LLC (“Employer Entity”), and Flutter Entertainment plc (“Flutter”) for the benefit of Flutter and any Affiliate that I become employed with or perform services for or that otherwise has a protectable interest covered by this Agreement (the “Company”), collectively the “Parties.”
As a condition of my employment with any Company entity, and in exchange for good and valuable consideration that includes my employment, access to a portion of the Company’s Confidential Information (defined below), and such other consideration as may be provided for in this Agreement or provided to me as consequence of this Agreement, the sufficiency of which I acknowledge, and subject to any state-specific modification under Appendix A that may apply to me, I agree as follows:
1.Protected Interests.
1.1    The business in which the Company is engaged is extremely competitive. The Company has spent and will continue to spend substantial time, resources, and money developing its trade secrets and other Confidential Information, technologies, products and services, training programs, and key business relationships (“Business Investments”). I recognize that these Business Investments are an important and valuable asset to Company, and give it a critical competitive advantage. As a result of my employment position with the Company I will receive the benefit of, and gain access to a portion of the Company’s Confidential Information and other Business Investments that could be used by me to gain an unfair competitive advantage against the Company and cause it irreparable harm. Accordingly, I acknowledge that the Company has a good reason and justification for requesting that I agree to certain limitations on my future conduct and the other reasonable protective covenants found in this Agreement that apply during my employment with a Company entity and for a period of time after the date that employment ends (my “Termination Date”).
1.2.    My skills, education, and/or experience are such that my compliance with the restrictions provided for in this Agreement during and after my employment will not place an unreasonable burden on me or prevent me from earning a living. I agree that the restrictions provided for in this Agreement are narrowly tailored to protect the Company’s legitimate protectable interests.
1.3.    Company’s Line of Business. I have been provided information about the Company’s line of business and understand what the scope and nature of the Company’s business is. Among other things, I understand that the Company is an innovative sports-tech entertainment company that is changing the way consumers engage with their favorite sports, teams, and leagues and is the premier gaming destination in the United States, consisting of a portfolio of leading brands across gaming, sports betting, daily fantasy sports, advance-deposit wagering, and TV/media.  I acknowledge that the Company’s line of business and products and/or services is likely to change over time. I agree that through my position of employment I will naturally be informed of such changes without any need for amendment or modification of this Agreement, and that all of the forgoing (inclusive of any changes that occur over time) shall be understood to be the Company’s line of business for purposes of this Agreement.
2.    Duty of Loyalty. In reliance upon my promises in this Agreement, I will be placed or retained in a position of special trust and confidence by the Company where I will be entrusted with certain trade secrets and other Confidential Information of the Company and will be given access to and/or involvement in certain key business relationships that the Company has invested significant time and resources in developing for its benefit. While employed by a Company entity, I will have a duty of loyalty to the Company that includes the obligation: (a) to devote my best efforts to my employment duties, (b) to promptly notify the Company of business opportunities related to the Company’s line of business without pursuing them independently for personal gain without the written authorization of the Company, (c) to avoid competing with the Company, assisting others in their efforts to compete with the Company, or otherwise engaging in conduct or associations that create a conflict of interest, and (d) to avoid knowingly interfering with key business relationships (such as customers, employees, and suppliers) for the benefit of any person or entity who is engaged in, or preparing to engage in a competing business enterprise.
3.    Confidentiality Obligations. “Confidential Information” refers to any item of information, or compilation of information, in any form (tangible or intangible), related to the Company’s business and of value to it that I first gain knowledge of or access to as a consequence of employment with a Company entity if the Company has not made it public or authorized public disclosure of it and it is not readily available through lawful and proper means to the public or others in the industry who have no obligation to keep it confidential. Confidential Information shall be presumed to include, but is not limited to, the following nonpublic items of information: Company VIP and preferred customer and prospective customer lists; data compilations and information regarding accounts, activities, habits and preferences of customers; pricing variables and criteria (including proposals and analysis related to same); marketing plans and strategies, research and development data; business plans and analysis; records of historical buying practices; internal business methods, techniques, technical data, and know-how; computer programs, un-patented inventions, and trade secrets; personnel information entrusted to me in confidence by the Company as part of my job duties; sources of supply and material, operating and cost data, financial information; the Company’s plans for the future, including without limitation plans for its products, for geographic and customer markets, and for marketing, promoting and distributing its products; and information provided to the Company in confidence by customers and other third parties that the Company is obligated to keep confidential by law or through contractual commitments (such as personal identifying information like social security numbers, account numbers, technology, and other data from customers, suppliers, licensors, licensees, partners, or collaborators) (“Third-Party Confidential Information”). Due to its special value and utility as a compilation, a confidential compilation (like a supplier, investor, or customer list) will remain protected as Confidential Information even if some items of information within the list are in the public domain. Private disclosure of otherwise Confidential Information to parties the Company is doing business with for business purposes shall not cause the information to lose its protected status under this Agreement.
    3.1    Nondisclosure. I agree that during my employment and for so long thereafter as the information qualifies as Confidential Information under this Agreement, I will not engage in any use or disclosure of Confidential Information that is not authorized by the Company and undertaken for the benefit of the Company.1 This obligation specifically prohibits, among other things, the use or disclosure of Confidential Information for the benefit of a competitor or on behalf of any person or entity preparing to compete with the Company, and includes use or disclosure of information on social media. I will comply with all Company policies and directives concerning the use, storage, and transfer of Confidential Information, as they may be modified from time to time. These obligations do not prohibit my use of generally available knowledge, skill and education that is not specific to the Company or its business relationships but is instead knowledge generic to the industry or my profession. Unless otherwise prohibited or expressly permitted by law, I will notify the Company as quickly as possible after being served with a subpoena, court order, or other legal mandate requiring the disclosure of Confidential Information so that the Company can take reasonable steps to protect its interests and I will cooperate in its efforts to do so. I will retain no records of Confidential Information after
1 If (and only if) it is required by controlling state law for the restriction to be enforceable, the post-employment restriction on my use of Confidential Information that does not constitute either a trade secret or Third-Party Confidential Information will expire three years after my employment ends. Trade secret information will have no such time limit and will remain protected for as long as the information would qualify as a trade secret absent this Agreement. Third-Party Confidential Information will have no such time limit and will remain protected for as long as the third-party agreements and any applicable laws or regulations related to such information (such as regulations concerning privacy of personal identifying information) provide.

employment ends without written Company authorization to do so. Nothing in this Section 3.1 shall prohibit disclosure activity or other conduct that is Protected Conduct under Section 11.
4.    Protective Covenants. I acknowledge that some activities by me would, by their nature and irrespective of my intent, involve conversion of Company trade secrets and other Business Investments to the unfair advantage of competitors if engaged in shortly after my employment ends. To avoid the irreparable harm that would be caused by conduct of this nature, and subject to any limitations that may be applicable to me under Appendix A, I agree to comply with the reasonable post-employment limitations on my conduct described in this Section below (collectively referred to as the “Protective Covenants”).
    4.1    Noncompete. For a period of twelve (12) months after my Termination Date, I will not provide services to or be associated with a Competitor in any role or position (as an employee, director, owner, consultant or otherwise) that would involve Competitive Activity in or related to the Restricted Area. This paragraph is my “Noncompete” covenant.
4.2    Customer Nonsolicit. For a period of eighteen (18) months after my Termination Date, I will not, directly or through assistance to others, participate in soliciting a Covered Customer for the benefit of a Competitor, for the purpose of selling or providing a Competing Product or Service, or for the purpose of causing or encouraging the Covered Customer to cease or reduce the extent to which the customer does business with the Company. This paragraph is my “Customer Nonsolicit” covenant.
    4.3    Employee Nonsolicit. For a period of eighteen (18) months after my Termination Date, I will not, for the benefit of a Competitor, directly or through assistance to others, participate in soliciting a Covered Employee to leave the employment of the Company or assist a Competitor in efforts to recruit and hire a Covered Employee. This paragraph is my “Employee Nonsolicit” covenant. Nothing in this Section 4.3 prohibits solicitation activity or other conduct that qualifies as Protected Conduct under Section 11.
    4.4    Related Terms and Definitions. For purposes of this Agreement, the following will apply:
a.    “Competitor” refers to a person or entity who is engaged in (or is planning or preparing to engage in) a business that provides products or services that would displace or otherwise compete with products or services of the Company (existing or demonstrably under development during the Look Back Period) so long as the Company remains in the business of providing such products or services.
b.    “Competitive Activity” refers to activity on behalf of a Competitor that involves (i) providing, supervising, or managing services that are the same as or similar in function or purpose to those I provided, supervised, or managed for the Company in the Look Back Period, (ii) inducing, encouraging, or causing a Covered Provider to cease or reduce doing business with the Company or to move business opportunities away from the Company and to a Competitor, (iii) assisting in the creation, development, or improvement of a competing product or service, (iv) selling competing products or services to, or accepting competing business from, any persons or entities who are Covered Customers or that I should (through reasonable efforts) know to be customers of the Company, (v) owning or operating a Competitor, or (vi) undertaking any other duties or responsibilities that would be likely (whether intentional or not) to require or result in the use or disclosure of Confidential Information for the benefit of a Competitor.
c.    “Covered Customer” means a customer of the Company that I had material contact with in the Look Back Period. Material contact will be presumed present if in the Look Back Period, I (or persons under my supervision) had contact with the customer or I was provided Confidential Information about the customer, or I received commissions or other beneficial credit for business conducted with the customer. Customers will be presumed to include active customer prospects as of the Termination Date that I have material contact with and will not be limited to the end user or purchaser of the Company’s products or services but shall also be understood to include customer representatives and other intermediaries who control or are responsible for a customer’s interaction with the Company. A customer of Company that becomes a customer solely as a result of the contact and business development efforts that I engaged in with the customer in the same line of business as the Company prior to and independent from my employment with Company will not be considered a “Covered Customer”; provided, however, that it will be understood that I have no such applicable pre-existing customer relationships, or have voluntarily waived my right to claim them, unless I have identified them by name in writing and attached such writing to this Agreement as an appendix or exhibit and provided a copy of same to the Human Resources Department.
d.    “Covered Employee” means an employee that I worked with, gained knowledge of, or was provided Confidential Information about as a result of my employment with a Company entity during the Look Back Period.
e.    “Covered Provider” means any person or entity such as an investor, key supplier, vendor, distributor, collaborator, consultant, or similar participant in a business relationship with the Company that the Company relies upon and would have difficulty replacing without significant disruption to its business and/or risk of irreparable harm, and that I had material contact with or was provided Confidential Information about in the Look Back Period.
f.    “Look Back Period” means the period of my employment with a Company entity (including any period of employment with a business acquired by the Company) within the two (2) years preceding the Termination Date or my last day of employment with a Company entity whichever is later.
g.    “Restricted Area” refers to: (i) the locations where the Covered Customers are present and available to do business with the Company or a Competitor, and (ii) the United States and each additional country where the Company does business that I had involvement with or was provided Confidential Information about in the Look back period; or, if my responsibilities and access to Confidential Information was limited to a smaller defined geographic area, then the geographic areas of responsibility assigned to me in the Look Back Period (using the state, county, zip code, or other geographic boundary description ordinarily used in the course of the Company’s business); or, if (ii) is not applicable or enforceable with respect to me then (iii) each state and county (and the contiguous counties and states thereto) where I resided or was assigned to work for the Company in the Look Back Period. Counties and states include their equivalents (such as, but not limited to, Districts, Commonwealths and Parishes).
h.    Soliciting. It will be presumed that to “solicit” or “soliciting” and their derivations mean to interact with another person or entity with the purpose or foreseeable result being to cause, motivate or induce the person or entity to engage in some responsive action, irrespective of who first initiated contact. It shall not include general advertising (such as “help wanted” ads) that are not targeted at the Company’s employees or customers, or solicitation activity that is Protected Conduct under Section 11. If a Covered Employee is hired by a Competitor into a position that reports to or is supervised by me while the Employee Nonsolicit remains in effect, it will be presumed that I was involved in the solicitation or hiring of the Covered Employee in breach of this Agreement. My Employee Nonsolicit and Customer Nonsolicit covenants are understood to be reasonably and logically limited by geography to those locations where the subjects (Covered Employees and Covered Customers) are located and available for solicitation and no further geographic limitation is necessary to make these restrictions reasonable. However, if a different form of geographic limitation is necessary to make one of these restrictions enforceable then the restriction(s) that need it for enforceability shall be considered limited to the Restricted Area.
i.    Limitations. Notwithstanding anything in this Agreement to the contrary, nothing prohibits me from owning two percent (2%) or less of any class of securities in any publicly traded company or passive investments through an independently controlled fund such as a mutual fund, provided that I am not a controlling person of, or a member of a group that controls, such business, and further provided that I do not otherwise participate in any conduct prohibited under this Agreement. To the extent the Company involves separately operated business units with distinctly different and unrelated products and services that I have no involvement with and am provided no Confidential Information about, the business of those separate units will not be part of the covered line of business addressed through the Protective Covenants in this Agreement. In addition, nothing herein shall be construed to prohibit my employment in a separately operated subsidiary or other business unit of a company that would not be a Competitor but for common ownership with a Competitor so long as I provide written assurances regarding the non-competitive nature of my position that are satisfactory to the Company. Nothing in the Agreement shall be construed to prohibit a licensed attorney from engaging in the practice of law.
j.    Fairness Extension. If I breach one of the post-employment restrictions in this Agreement for which there is a specific time limitation, the post-employment period of the breached restriction will be extended for an additional period of time equal to the time that elapses from commencement of the breach to the later of (i) the definitive termination of such breach or (ii) the final resolution of any litigation arising from such breach; provided, however, that this extension of time shall be capped so that the extension of time itself does not exceed the length of time originally proscribed for the restriction or a maximum of one year, and if this extension would make the restriction unenforceable under controlling law it will not be applied. This shall be referred to as the “Fairness Extension.”
5.    New Employer Notice. I will provide notice of the restrictions in this Agreement to any prospective Competitor who makes an offer of employment to me prior to accepting such offer to ensure the employment offered is not a position that would require me to breach this Agreement. If I accept employment with a Competitor while any of the Protective Covenants remain in effect and applicable to me, I will notify the Company by sending a written description of my new job to the Company’s Human Resources Department at least fifteen (15) business days before beginning employment with the Competitor, and I will cooperate in providing the Company with the information it determines is necessary in order determine whether my employment is likely to result in a breach of this Agreement. The Company may elect to take no action in response to such a notification without waiving any rights. I consent to the Company communicating its opinion regarding the application of this Agreement and its restrictions to any such prospective new employer or other interested third party and will not assert any claim or cause of action based on such a communication.
6.    Conflicting Obligations. I represent, warrant and covenant that: (a) I have not disclosed, and will not disclose, to the Company, include in any of my work for the Company, use, or induce the Company to use, any confidential, proprietary or trade secret information of my prior employers, past or present clients, or other third parties, (b) my execution of and performance under this Agreement will not breach any written agreement with a third party or any obligation owed by me to a third party to keep any information or materials in confidence or in trust, and (c) I have returned all property and confidential, proprietary and trade secret information belonging to any and all prior employers.
7.    Intellectual Property / Proprietary Works. I agree to promptly inform the Company of any inventions, original works of authorship, copyright eligible works, ideas, improvements, discoveries, unique or proprietary business methods, mask-works, formulas, algorithms, source code or software, innovations, discoveries, and other legally protectable intellectual property (“Intellectual Property”) that I conceive, develop, discover, or create while employed with a Company entity (past, present, or future employment), during or after regular work hours, and on or off the Company premises that (a) relate to the Company’s business, or its actual or demonstrably anticipated research and/or development activities, (b) result from work performed for the Company, or (c) involve the use of equipment, supplies, facilities, trade secrets or other resources of the Company (collectively “Proprietary Works”).
7.1    I hereby fully and finally assign all of my rights, title, and interest in such Proprietary Works to the Company (or its designee) exclusively, and agree to assert no claims, rights, or privileges to the contrary; provided, however, that the assignment of inventions provided for here will be limited so that it excludes assignment of an invention that is not properly subject to assignment in an employment agreement under the law where I reside.2 The rights in Proprietary Works that I assign to the Company through this Agreement include all rights necessary to convey to the Company complete benefit of and exclusive ownership and control over the Proprietary Works throughout the world; this shall include, without limitation: all rights to register, modify, copy, copyright, patent, license, assign or franchise; rights to grant or receive royalties, to distribute, or commercialize, or refuse to do so; and rights to derivatives, byproducts and modifications, sui generis database rights, and all claims I now have or hereafter may have for claims of infringement. In addition, I waive all rights of paternity, integrity, disclosure and withdrawal, of attribution or modification, and other rights that may be characterized as “moral rights” or “droits morale” in the Proprietary Works.
7.2    I acknowledge that, as an employee of a Company entity, to the fullest extent permitted by law, all original works of authorship made by me (solely or jointly with others) including all writings, photos, computer programs, source code, technology, mask works, marks, brands, works of art, and ideas for same of any nature whatsoever consisting of or leading to copyright eligible subject matter related to the Company’s line of business, my job duties, or the work I perform for a Company entity shall be considered “work made for hire” as defined in the Copyright Act of 1976 (17 U.S.C. § 101), a form of Proprietary Works, and Company property, such that all copyrights therein are owned by the Company from the moment of creation or conception.
7.3    While employed, and as necessary thereafter, I will assist the Company to obtain patents or copyrights on all such Proprietary Works that the Company seeks to protect and will execute all documents and do everything necessary to obtain for the Company copyrights, patents, licenses, and other rights and interests that would be necessary to secure for the Company the complete benefit of Proprietary Works, with reasonable expenses thereof covered by the Company. I agree that if the Company is unable, after reasonable effort, to secure my signature on any such papers, any executive officer of the Company shall be entitled to execute any such papers as my agent and the attorney-in-fact for the limited purpose of taking any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in the Proprietary Works. I will keep all necessary notes and records concerning the Proprietary Works in accordance with the Company’s policies concerning such matters, will make them available to the Company upon demand, will return them to the Company when my employment terminates, and understand that these records will be the Company’s property at all times and for all purposes.
7.4    If there is an invention or other item of Intellectual Property related to the Company’s line of business that I claim to own or have rights in because it was conceived, created, discovered, or developed by me prior to my employment with the Company or for some other reason, I have described the item (without revealing trade secrets) in an attachment to this Agreement entitled “Appendix B -- Claims to Prior Inventions” and have provided a copy of this document to Company’s Human Resources Department. If I or anyone within my control incorporates an item of Intellectual Property into a product or service of the Company during my employment that (i) is not assigned to or otherwise the property of the Company (as a result of this Agreement or otherwise), and that (ii) I own or hold the rights to, then: I hereby grant to the Company and its assigns a nonexclusive, perpetual, irrevocable, fully paid-up, royalty-free, worldwide license to the use and control of any such item that is so incorporated and any derivatives thereof, including all rights to make, use, sell, reproduce, display, modify, or distribute the item and its derivatives, at the Company’s discretion.
2 I acknowledge notice of the following laws of this nature: Cal. Lab. Code, § 2870; Del. Code Title 19 § 805; Illinois 765 ILCS 1060/1-3; Kan. Stat. Section 44-130; Minn. Statutes, 13A, Section 181.78; New Jersey Statutes Title 34. Labor and Workmen’s Compensation 34 § 1B-265; NY Labor Law § 203-f ; N. Car. General Statutes, Art. 10A, Chapter 66, Commerce and Business, § 66-57.1; Utah Code § 34-39-1 through 34-39-3; Wash. Rev. Code, Title 49 RCW: Labor Regulations, Chapter 49.44.140); and that such laws (such as the California law) exclude the assignment of an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates at the time of conception or reduction to practice of the invention, (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.

7.5    I understand that, among other things, I am employed to use my inventive and creative capacities for the benefit of the Company. Accordingly, the wages that I receive as an employee of the Company are the agreed upon and sufficient consideration for my work product and the agreements made by me concerning Proprietary Works in this Agreement. If I am employed in an engineering or research and development position that requires the execution of a more detailed intellectual property assignment and ownership agreement, this clause shall be construed to supplement but not replace or contradict the more detailed intellectual property agreement required for my position.
7.6    I agree that, for a one (1) year period following my Termination Date, I will promptly (and before filing or registering the item with any government agency) inform the Company of any Intellectual Property that I conceive, create, or develop related to the Company’s line of business (“Related IP”), by providing written notification of the item to the Company’s Legal Department (addressed to the Chief Legal Officer). During this one (1) year time period, it shall be presumed that any such Related IP conceived or created by me, alone or with others, is derived from Confidential Information and/or work performed by me while in the employment of the Company and thus should be the property of the Company unless I can show otherwise by clear and convincing evidence. This paragraph is referred to as the “Holdover Clause.”
8.    Company Property and Computer Systems. I recognize and agree that all records related to the Company’s Proprietary Works, business activities, and business development efforts created, compiled, or maintained by the Company and its employees in the course of or related to the Company’s business, whether made by me or others, and wherever stored (in email, text messages, cell phones, computers or otherwise) are the property of the Company (“Company Records”). Company Records include, without limitation and by way of non-exhaustive example only, the following irrespective of their form (paper, digital, or otherwise): files, memoranda, notes, correspondence, lists, e-mails, reports, spreadsheets, data and data compilations, research, proposals, specifications, models, flow charts, schematics, tapes, printouts, designs, graphics, drawings, photographs, abstracts, summaries, charts, graphs, notebooks, investor lists, customer/client lists, and all other compilations of Company information, regardless of how such information may be recorded and whether in printed form or on a computer, external drive, flash or thumb drive, magnetic disk, or in any other medium. Company Records are, and will remain, the property of the Company irrespective of whether they are transferred to my personal devices, accounts, or other places of storage, without or without the permission of the Company. I understand that I am not authorized to use these Company Records or to access and use the Company’s computers, email, or related computer systems to pursue competitive business interests, and that such unauthorized access is strictly prohibited. I will preserve and maintain records of Company customers, prospects, suppliers, and other business relationships as Company Records, and will not knowingly use these records to harm the Company’s business interests. Upon termination of employment or earlier if requested, I will return all such Company Records and any copies (tangible and intangible, electronic files, email, and otherwise) to the Company. Upon request, I agree to certify my compliance with the foregoing obligation under oath to the Company upon request and my failure or refusal to do so will entitle the Company to an inference that I have violated or intend to violate the confidentiality provisions set forth in this Agreement. Upon request, I will provide the Company reasonable means to access and verify that no Company Records and/or Confidential Information have been retained by me on personal computers, cell phones, email, or cloud storage accounts, or in any other place that is subject to my control without the Company’s authorization after employment ends. Nothing herein prohibits me from retaining records provided to me by the Company concerning my own compensation, benefits, and agreements with Company. This Section 7 does not, in any way, restrict or impede me from exercising my protected rights as described in Section 11 (Protected Conduct) or from testifying truthfully in a legal proceeding or otherwise complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required or permitted by the law, regulation or order.
9.    Nondisparagement. I agree that I will not at any time make, publish or communicate to any person or entity or in any public forum (including but not limited to on social media) any defamatory or disparaging remarks, comments or statements concerning the Company or its businesses, or any of its employees, officers, and existing and prospective customers, suppliers, investors and other associated third parties. This Section 8 does not, in any way, restrict or impede me from exercising my protected rights as described in Section 11 (Protected Conduct) or from testifying truthfully in a legal proceeding or otherwise complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required or permitted by the law, regulation or order. This is my “Nondisparagement” covenant.
10.    Survival and Severability. This Agreement shall, in accordance with its terms, remain in effect after, and be unaffected by any change in position, title, duties, compensation, or other terms and conditions of my employment, or the termination of my employment (where a clause indicates it creates post-employment obligations). The provisions of this Agreement are severable. The existence of a cause of action by me against Company shall not constitute a defense to enforcement of my obligations under this Agreement. If a court or agreed upon arbitrator (“adjudicator”) determines that a covenant herein cannot be enforced as written in some part (such as time, scope of activity, or geography), the parties agree to the adjudicator’s enforcement of the restrictions to such lesser extent as would make the obligation reasonable and enforceable, and/or to the reformation of the restriction to make it enforceable. If, despite the foregoing, any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the offending provision were never contained in the Agreement. Presumptions provided for in this Agreement can only be overcome through clear and convincing evidence by the party opposing the presumption, and a presumption will not apply if its application would make the clause where it would be applied unenforceable.
11.    Special Remedies. A violation of this Agreement by me would cause not only actual and compensable damage, but also irreparable harm and continuing injury to the Company for which there would not be an adequate remedy at law. Accordingly, if I should breach or threaten to breach this Agreement, the Company shall be entitled to equitable remedies in the form of temporary and permanent injunctive relief to enforce this Agreement in addition to, and not in lieu of, any and all other legal remedies to which it would otherwise be entitled. Where permissible, no bond will be required if an injunction is sought to enforce any of the covenants set forth herein; provided, however, that if a bond is deemed necessary for issuance of injunctive relief to enforce my obligations, a bond of $1,000 shall be presumed sufficient. In addition to, and not in lieu of injunctive relief to prevent further violations, the Company will have the right to recover from me a sum equal to thirty percent of the annual compensation of any Covered Employee that the Company loses as a result of (in whole or in part) my breach of the Employee Nonsolicit. Company shall be deemed the prevailing party for all purposes if any relief is granted to it, irrespective of whether some relief requested by the Company is also denied. In the event that the Company pursues legal action to enforce the terms of this Agreement due to a breach or threatened breach by me, the Company shall be entitled to recover from me all costs and expenses, including without limitation, reasonable attorney’s fees and expenses (including expert witness and investigation fees, and court costs) incurred by the Company in connection with such litigation, in addition to any and all other rights and remedies; provided, however, that if controlling law would convert the forgoing provision into a reciprocal obligation whereby either prevailing party could recover attorney’s fees and expenses, then each party will bear its own attorney’s fees and expenses.
12.    Protected Conduct. Nothing in this Agreement prohibits me from (a) opposing or communicating to my legal counsel or to any regulator or any other national, federal, state, or local governmental agencies or commissions regarding (such as, but not limited to, the Securities and Exchange Commission, Department of Labor, Occupational Safety and Health Administration, National Labor Relations Board, Equal Employment Opportunity Commission, or equivalent state agencies) an event that I reasonably and in good faith believe is a violation of law, (b) obligates me to inform the Company before or after making such a report, (c) prohibits me from cooperating in an investigation conducted by such a government agency, (d) limits or affects my right to disclose or discuss Confidential Information, including documents, not otherwise protected from disclosure by any applicable law or privilege, to any regulator or any other national, federal, state, or local governmental agencies or commissions regarding possible violations of law or regulation, without disclosure to the Company,

(e) limits or affects my right to disclose or discuss criminal conduct, discrimination, or harassment (including but not limited to sexual harassment or sexual assault), or (f) prohibits me from providing truthful testimony in a legal, administrative, or arbitration proceeding. I acknowledge notice that under the Defend Trade Secrets Act (DTSA), no individual may be held criminally or civilly liable under Federal or State trade secret law for a trade secret disclosure that is: (a) made in confidence to a Federal, State, or local government official, directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (b) made in a complaint or other document filed in a lawsuit or other adjudicatory legal proceeding, if such filing is made under seal. Also, under the DTSA, an individual pursuing a legal claim for retaliation by an employer for reporting a suspected violation of the law may disclose a trade secret to his/her attorney and use it in documents filed in the adjudicatory proceeding under seal provided he/she does not engage in disclosure except pursuant to order of the adjudicator. If I am employed in a non-supervisory, non-management position, then nothing in this Agreement prohibits me from using information acquired by me through lawful means regarding the wages, benefits, or other terms and conditions of employment of individuals employed by the Company for any purpose protected under Section 7 of the National Labor Relations Act (NLRA), unless the information concerns other employees (not myself) and is entrusted to me in confidence by Company as part of my job duties (such as but not limited to payroll, benefits, or human resource administration duties). Section 7 of the NLRA protects the right of non-supervisory, non-management employees to engage in self-organization, to form, join, or assist labor organizations, to solicit other employees to do so, and to engage in other concerted activities for their mutual aid or protection, or to refuse to do so. All of the activities and conduct protected by this Section 11 are collectively referred to in this Agreement as “Protected Conduct.” This Protected Conduct provision shall not be construed to protect, invite, permit, or limit liability for illegal activity such as breaking and entering, illegal computer access (hacking) or theft of Company property. Nothing in this Agreement prohibits or restricts me from participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing any documents, agreements, or confidential information to any regulatory or self-regulatory organization, governmental agency or legislative body, or from seeking or receiving any monetary award or bounty from any governmental agency or regulatory or law enforcement authority in connection with protected “whistleblower” activity. I do not need the prior authorization of the Company to make any such reports or disclosures and I am not required to notify the Company that I have made such reports or disclosures.
13.     Beneficiaries, Successors, and Assigns. “Affiliate” refers to refers to any legal entity or organization that is directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common ownership or control with Flutter, or a successor thereof. This Agreement shall automatically inure the benefit of, and may be enforced by Flutter, the Employer Entity, and their Affiliates, and their successors, and assigns, who may employ me or otherwise have a protectable interest covered by the Agreement. If my employment is transferred from the Employer Entity to an Affiliate, the Affiliate will assume the same position and rights as the original Company employer entity under this Agreement without the need for any further agreement by me. For purposes of payment of wages and all other employer responsibilities, my employer shall be the Employer Entity or such other Company entity that is listed as my employer for payroll purposes in the ordinary course of business, and nothing in this Agreement shall be construed contradict, change or expand the scope of who my legally recognized employer is. I agree to the assignment of this Agreement by Company and all rights and obligations hereunder, including, but not limited to, an assignment in connection with any merger, sale, transfer, or acquisition consummated by Company, its parent, or any of their Affiliates, or relating to all or part of their assets. My obligations under this Agreement may not be assigned by me to someone else.
14.    Complete Terms, Modification and Waiver. The Parties are not relying upon any representations, agreements, terms or conditions not contained within this document in making the decision to enter into it. This Agreement is the full and complete agreement of the Parties with regard to the matters covered in it; provided, however, that this Agreement shall supplement and not replace, eliminate, or reduce the enforceability of any other written agreement between the Parties concerning arbitration, ownership of intellectual property, protection of trade secrets and other confidential information, or restrictions on solicitation or competition with the Company (whether contained in a sale-of-business related agreement, benefit plan award agreement, or otherwise). The Company’s rights under this Agreement can only be waived or modified in a writing executed by a Company representative expressly authorized to modify this Agreement and cannot be waived orally or through the Company’s failure to take action to enforce this Agreement or any comparable agreement against me or any other person. I agree that the Company will have the right to reduce the boundaries of any restriction applicable to me under this Agreement (such as time, scope of activity, or geography) at any time as it deems necessary to make the restriction reasonable and enforceable, and if such a reduction this occurs the Agreement will be interpreted and applied as if such reduction was in the Agreement as originally entered into by the Parties.
15.    Choice of Law and Venue. For purposes of this Agreement, my “Employment State” will be the state where I last primarily reside and work for the Company, unless my primary place of residence and work are in different states in which case my primary state of residence shall be my Employment State. For purposes of this Agreement, I will have only one Employment State at any given time. The validity, enforceability, construction, and interpretation of this Agreement and the adjudication of all claims related to or arising from same will be governed by the laws of my Employment State without regard to any conflicts of law principles of my Employment State or any other state to the contrary; provided, however, that if I have entered into an arbitration agreement with the Company that includes claims arising from this Agreement, then the Federal Arbitration Act, 9 U.S.C. § 1 et seq. shall control as to all arbitration rights regarding such claims. Any dispute that arises out of or is related to any breach or alleged breach of this Agreement that may be decided in a court of law (as opposed to arbitration) will be decided by a court of competent subject matter jurisdiction located in either my Employment State or New York (collectively the “Chosen Venues”). For purposes of the foregoing, I consent to the personal jurisdiction of the courts of proper subject matter jurisdiction located in the Chosen Venues and I waive any objections to the exercise of jurisdiction over me by such courts (whether based on convenience, cost, location of witnesses or evidence, or otherwise).
16.    All Duties and Rights Preserved. This Agreement creates obligations that supplement, but do not replace or diminish the obligations I would otherwise have to the Company as an employee placed in a fiduciary position of special trust and confidence regarding its trade secrets and Confidential Information. Nothing in this Agreement modifies or places a limitation on the Parties’ right to end the employment relationship or otherwise alters the at-will nature of the Parties’ employment relationship.
17.    Counterparts, Legal Counsel, Electronic Signature and Effective Date. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be executed and delivered via facsimile, electronic mail, or other electronic means. I may decline the use of an electronic signature and instead elect to sign a paper copy of this Agreement by hand in ink. I consent to execution of this Agreement by electronic means such as by selecting (through a click, mark, or other option) indicating "I Accept" through use of any device, means or action provided, and agrees that execution of this document by such means is as valid as if I signed the document in writing. I understand that this is a legally binding document, and I have been advised to seek legal counsel if desired. This Agreement shall be considered made on the date signed by me below which shall be the effective date of this Agreement unless entering into this Agreement was or is a condition of my initial employment in which case the terms of this Agreement are understood to be operative upon the inception of my employment (whether reduced to writing on that specific date or not).

By signature below, the parties hereby knowingly and voluntarily agree to be legally bound to the terms of the Agreement stated above.

FLUTTER ENTERTAINMENT PLC

______________________________________
Signature

By: ___Peter Jackson_____________________

Its: ___Chief Executive Officer_____________

Date:__________________________________

BETFAIR INTERACTIVE US LLC

_____________________________________
Signature

By: ___Lisa Sewell______________________

Its: ___Chief People Officer, Flutter_________

Date:__________________________________

EMPLOYEE

________________________________________
Signature

________________________________________
Employee’s Name Printed

Date:____________________________________

APPENDIX A
STATE-SPECIFIC MODIFICATIONS
State-specific modifications to the original terms of the Agreement are provided for in this Appendix to the extent my Employment State is one of the states identified below. I understand that if my Employment State is not listed below then no modifications to the original terms of the Agreement will apply.
Alabama.    If Alabama is my Employment State, then: The Employee Nonsolicit covenant shall only apply to Covered Employees who are in a position uniquely essential to the management, organization, or service of the business (such as an employee involved in management or significant customer sales or servicing). Covered Customers shall be modified to cover only those Customers who are current customers when my employment ends.
California. If I primarily reside and work for the Company in California, then: At my option and upon my timely request, nothing in this Agreement will require me to adjudicate outside of California a claim arising in California or be applied so as to deprive me of the substantive protection of California law with respect to a controversy arising in California. The Noncompete, Customer Nonsolicit, and Holdover Clause will not apply to me, and the Employee Nonsolicit will not apply to me, nor will the forgoing be enforced by the Company within the state of California, to the extent they would restrain me from engaging in a lawful profession, trade, or business of any kind (as this standard is applied under Cal. Bus. & Prof. Code §16600). However, conduct involving misappropriation of Company trade secrets will remain prohibited and nothing in this Agreement shall be construed to limit or eliminate any rights or remedies the Company would have against me under trade secret law, unfair competition law, or other laws applicable in California absent this Agreement. Nothing in the Agreement shall be construed prohibit me from disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful. The invention assignment obligations in the Agreement shall be limited so as to comply with Cal. Lab. Code, § 2870 which provides that: “(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer.”
Colorado. If Colorado is my Employment State, then: Nothing in this Agreement will require me to adjudicate outside of Colorado the enforceability of a covenant not to compete or require that another state’s law other than Colorado law govern the enforceability of a covenant not to compete that applies to me. I agree that the defined Competitive Activity is activity that would (by its nature) involve or lead to the compromise of trade secrets. I also understand that Covered Customers and Covered Suppliers will be limited to those with respect to which I am provided trade secrets in the course of my employment. Accordingly, the Noncompete and Customer Nonsolicit covenants are each reasonable and necessary for the protection of Company trade secrets. The Noncompete covenant in this Agreement will not be applicable to me unless I earn (or am expected to earn if employed less than a calendar year) an amount of “Annualized Cash Compensation” equivalent to or greater than the “Threshold Amount” for highly compensated workers as these quoted terms are defined under Col. Rev. Stat. § 8-2-113 (the “Colorado Act”). The Customer Nonsolicit covenant will not be applicable to me unless my earnings (or expected earnings if employed less than a calendar year) are at least sixty percent of the Threshold Amount. The Threshold Amount is $101,250 as of August 10, 2022, and will be adjusted annually thereafter by the Colorado Division of Labor Standards. I acknowledge that I received and signed a notice of the covenants not to compete in this Agreement and their terms in a separate document before I accepted my offer of employment, or, if I was a current employee at the time I entered into this Agreement, I received the notice of this Agreement at least fourteen (14) days before the earlier of the effective date of the Agreement or the effective date of the change in the terms of my employment or other consideration provided for the

Agreement. The Confidential Information restrictions in this Agreement do not prohibit a worker’s disclosure of information that arises from the worker’s general training, knowledge, skill, or experience, whether gained on the job or otherwise, information that is readily ascertainable to the public, or information that a worker otherwise has a right to disclose as legally protected conduct. Nothing in this Agreement or Company policy limits or prevents a worker from disclosing information about workplace health and safety practices or hazards.
District of Columbia. If either (i) I spend more than half my work time working for the Company in the District of Columbia, or (ii) I am based in the District of Columbia and I do not spend the majority of my work time working in another jurisdiction; then: The Noncompete restriction will not apply to me. Nothing in this Agreement or any Company policy restricts me from having additional outside employment or contract work so long as the outside work does not create a conflict of interest with the duties of my position with the Company. I will notify the Company prior to accepting any outside employment or contract work so it can be evaluated for compliance with this Agreement and Company policy. I acknowledge that I have received a copy of the Agreement, including the Appendix, at least 14 calendar days before I began working for the Company, if a new hire, or, at least 14 days before I was required to sign the Agreement, if already employed by a Company entity at the time asked to sign the Agreement.
Georgia. If Georgia is my Employment State, then: The definition of the Restricted Area referred to in the Agreement shall be understood to be the territory where I am working at the time of termination and I stipulate that the provisions of the Agreement provide me with adequate means to reasonably determine the maximum scope of the restraints placed upon me at the time of my employment termination. References to competitive products or services is understood to be of the type conducted, authorized, offered, or provided by the Company within two years prior to the Termination Date so long as the Company is still in the business of providing such goods or services. The definition of Confidential Information shall exclude data or information (A) which has been voluntarily disclosed to the public by the Company, except where such public disclosure has been made by the me without authorization from the Company; (B) which has been independently developed and disclosed by others; or (C) which has otherwise entered the public domain through lawful means.
Illinois. If I am a resident of Illinois when entering into this Agreement, then: As independently adequate consideration for the Protective Covenants, the Protective Covenants will not be or become applicable unless or until I have, after executing this Agreement, either (i) been employed with a Company entity for two (2) years, (ii) received long term incentive plan benefits with a value exceeding $1,000, or (iii) received a special payment in exchange for signing this Agreement that meets or exceeds a sum of $1,000 (less taxes and withholdings), each of which shall be construed to supplement and not replace or eliminate the value and sufficiency of the remaining professional and financial benefits I receive as a result of my position with the Company. I acknowledge that each of the forgoing items is independently (standing alone) adequate consideration for the Protective Covenants, and that I had 14 days or more to consider the Agreement before being required to sign it and if I signed it before the expiration of the 14-day period, I did so of my own volition and waive the remainder of the 14-day consideration period.
And, if Illinois is my Employment State, then: I am not entering into or bound by the Noncompete covenant unless or until my actual or expected annualized rate of earnings with the Company exceed $75,000 per year (or $80,000 per year beginning on January 1, 2027, $85,000 per year beginning on January 1, 2032, and $90,000 per year beginning on January 1, 2037), nor am I entering into or bound by the Employee Nonsolicit and Customer Nonsolicit covenants unless or until my actual or expected annualized rate of earnings with the Company exceed $45,000 per year (or $47,500 per year beginning on January 1, 2027, $50,000 per year beginning on January 1, 2032, and $52,500 per year beginning on January 1, 2037). The invention assignment obligation in the Agreement will not require the assignment of my rights in an invention for which no equipment, supplies, facilities, or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the invention relates (i) to the business of the Company, or (ii) to the

Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Company.

Indiana. If Indiana is my Employment State, then: The Employee Nonsolicit covenant is modified to provide that the Covered Employee must also be an employee who has access to or possesses knowledge (such as Confidential Information) that would give a competitor an unfair advantage.
Kansas. If Kansas is my Employment State, then: The invention assignment obligation in the Agreement will not require the assignment of my rights in an invention for which no equipment, supplies, facility or trade secret information of Company was used and which was developed entirely on my own time, unless: (1) the invention relates directly to the business of Company or to the Company's actual or demonstrably anticipated research or development; or (2) the invention results from any work performed by me for Company.
Louisiana. If Louisiana is my Employment State, then: The Noncompete and Customer Nonsolicit shall all be limited to the Restricted Area. The “Restricted Area” shall include the following parishes: Acadia, Allen, Ascension, Assumption, Avoyelles, Beauregard, Bienville, Bossier, Caddo, Calcasieu, Caldwell, Cameron, Catahoula, Claiborne, Concordia, Desoto, East Baton Rouge, East Carroll, East Feliciana, Evangeline, Franklin, Grant, Iberia, Iberville, Jackson, Jefferson Davis. Jefferson, Lafayette, Lafourche, LaSalle, Lincoln, Livingston, Madison, Morehouse, Natchitoches, Orleans, Ouachita, Plaquemines, Pointe Coupee, Rapides, Red River, Richland, Sabine, St. Bernard, St. Charles, St. Helena, St. James, St. John the Baptist, St. Landry, St. Martin, St. Mary, St. Tammany, Tangipahoa, Tensas, Terrebonne, Union, Vermillion, Vernon, Washington, Webster, West Baton Rouge, West Carroll, West Feliciana, Winn; and, if my Restricted Area includes states other than Louisiana then it includes the names of the counties (and equivalents) within the states assigned to me which are named in the list available at: https://en.wikipedia.org/wiki/List_of_counties_by_U.S._state_and_territory.
Maine. If Maine is my Employment State, then: I acknowledge that if I am being initially hired by the Company, I received a copy of this Agreement prior to receiving a formal offer of employment from the Company and was given at least three business days to consider the Agreement before signing. The Noncompete covenant will not take effect until one year of employment or a period of six months from the date the agreement is signed, whichever is later. The Noncompete covenant will not apply if I earn at or below 400% of the federal poverty level with the Company.
Massachusetts. If I am a resident of Massachusetts when entering into this Agreement, then: I stipulate that the consideration described in the offer letter presented to me with this Agreement is mutually agreed upon fair and adequate consideration to make the Noncompete covenant immediately binding upon me, and the description of it in my offer letter is incorporated herein by reference. And, I acknowledge that if I am signing this Agreement when initially hired by the Company that I received a copy of this Agreement prior to receiving a formal offer of employment from the Company or at least ten (10) business days before commencement of my employment, whichever came first; and if I was already employed by the Company at the time of signing this Agreement, I was provided a copy hereof at least ten (10) business days before the effective date of this Agreement.

And, if Massachusetts is my Employment State, then: The Noncompete will not apply if my employment is terminated without “Cause” or as part of a reduction in force. The Fairness Extension will not apply to the Noncompete but if I breach the Noncompete covenant and also breach my fiduciary duty to the Company and/or have unlawfully taken, physically or electronically, any Company Records, then the Restricted Period shall be extended to a period of two (2) years from the cessation of my employment. The Noncompete shall not apply to me if I am classified as non-exempt under the FLSA, am 18 years or younger, or I am an undergraduate or graduate student in an internship or other short-term employment relationship while enrolled in college or graduate school.

Minnesota. If Minnesota is my Employment State, then: The Noncompete covenant shall not apply to me after my employment ends. I acknowledge that I was provided with notice of this Agreement when offered employment and was aware that execution of an agreement with noncompete and nonsolicit restrictions was a requirement of employment when I accepted the Company’s offer. The invention assignment obligation in the Agreement will not require the assignment of my rights in an invention for which no equipment, supplies, facility or trade secret information of Company was used and which was developed entirely on my own time, and (1) which does not relate (a) directly to the business of Company or (b) to the Company' actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by me for Company.
Missouri. If Missouri is my Employment State, then: The Employee Nonsolicit covenant will be modified so that it will not apply to an employee who provides only secretarial or clerical services.
Nebraska. If Nebraska is my Employment State, then: The Noncompete covenant shall not apply to me after my employment ends. The Customer Nonsolicit covenant will be revised to provide only that for the restricted period after my Termination Date I will not solicit, sell to, divert, serve, accept, or receive competing business from any customer or active prospective customer of Company that I personally, alone or in combination with others, handled, serviced, or solicited at any time during the Look Back Period.
Nevada. If Nevada is my Employment State, then: The Noncompete covenant will not be applicable until I have either been employed with a Company entity for sixty (60) days or received $5,000 in wages from Company. And, the Customer Nonsolicit shall be modified to provide that nothing in it prohibits me from providing service to a former customer that I did not solicit if the customer voluntarily chooses to seek services from me without any contact instigated by me and I am otherwise in compliance with the limitations of the Noncompete covenant as to time, geographical area, and scope of activity to be restrained. The Noncompete covenant will apply to me if I am paid solely on an hourly wage basis, exclusive of any tips or gratuities.
New York. If New York is my Employment State, then: A customer of Company that becomes a customer solely as a result of the contact and business development efforts that I engaged in with the customer in the same line of business as the Company prior to and independent from my employment with Company will not be considered a “Covered Customer”; provided, however, that it will be understood that I have no such applicable pre-existing customer relationships, or have voluntarily waived my right to claim them, unless I have identified them by name in writing and attached such writing to this Agreement as an appendix or exhibit and provided a copy of same to the Human Resources Department.
North Carolina. If North Carolina law controls, then: The definition of “Look Back Period” is modified to provide that the Look Back Period will be reduced from two years to one year.
Oklahoma. If Oklahoma law controls, then: With the exception of the Employee Nonsolicit, the Protective Covenants shall be limited in their application so that they permit me to engage in the same business as that conducted by the Company or in a similar business as long as I do not directly solicit the sale of goods, services or a combination of goods and services from established customers of the Company and thereby interfere with the Company’s business relationship with its established customers. Established customers are those persons and entities who did business with the Company in the Look Back Period or made an agreement to do business with the Company in the Look Back Period.
Oregon. If Oregon law controls, then: The Noncompete covenant will not apply to me if as of the date my employment ends: (a) the total amount of my gross salary and commissions, calculated on an annual basis do not exceed $100,533, adjusted annually for inflation pursuant to the Consumer Price Index for All Urban Consumers, West Region (All Items), as published by the Bureau of Labor Statistics of the United States Department of Labor immediately preceding the calendar year of the employee’s termination, or (b) I do not otherwise qualify as an exempt employee under O.R.S. § 653.295; unless, the Company exercises its option when my employment ends to compensate me at the rate provided for under O.R.S. § 653.295 (7) during the period the Company wants the Noncompete to be or remain in effect. In addition, if I am a new employee, I acknowledge that I was notified in a written offer of employment received two weeks before the commencement of employment that a noncompetition agreement was a condition of employment.
Virginia. If Virginia law controls, then: The Noncompete covenant shall not apply to me if my average weekly earnings calculated as provided for under Code of Virginia §40.1-28.7:7 (the “Virginia Act”), are less than the average weekly wage of the Commonwealth as determined pursuant to subsection B of §65.2-500 or I otherwise qualify as a “low-wage employee” under the Virginia Act, and nothing that constitutes a “covenant not to compete” as defined by the Virginia Act will restrict me from providing a service to a customer or client of Company if I do not initiate contact with or solicit the customer or client. The parties agree that the Protective Covenants are reasonably limited in nature and do not prohibit employment with a competing business in a non-competitive position. I acknowledge notice that a copy of the Virginia Act is provided to me at https://law.lis.virginia.gov/vacode/title40.1/chapter3/section40.1-28.7:8/ which I accept as a posting of the Act.
Washington. If I am a Washington based employee, then: It will be understood that the choice of law in the Agreement will not deprive me of the protections or benefits of the Wash. Rev. Code § 49.62.005–900 (2020) (the “Washington Noncompete Act”), and the Agreement shall not be applied so as to require me to adjudicate a covenant covered by the Washington Noncompete Act outside the state of Washington. The Customer Nonsolicit and Employee Nonsolicit are modified to only prohibit solicitation by me (a) of any Covered Employee who is an employee of the Company to leave employment with the Company, and (b) of any Covered Customer of the Company to cease or reduce the extent to which the customer is doing business with the Company; in accordance with the definition of an enforceable “Nonsolicitation agreement” under Washington Noncompete Act. The Noncompete covenant will only be enforceable against me if as of the date enforcement is sought or my last day of employment (whichever is earlier) my earnings from the Company in the prior year (or portion thereof for which I was employed), when annualized, exceed the inflation-adjusted equivalent of one hundred thousand dollars ($100,000) per year as of Jan. 1, 2020 (the “Adjusted Threshold”) (adjusted as provided for in the Washington Noncompete Act). This Adjusted Threshold figure is published annually at https://lni.wa.gov/workers-rights/workplace-policies/Non-Compete-Agreements. The Fairness Extension will be capped so that it does not cause any Protective Covenant to extend for more than 18 months after my termination date. In the event my employment is terminated as a result of a layoff, the Noncompete covenant will not be enforced by Company unless Company agrees at the time of my layoff to provide me with the payments required by Washington Act to keep such covenants in effect. Nothing in the Agreement prohibits disclosure or discussion of conduct I reasonably believe to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy, or the disclosure of the existence of a settlement involving any such event or conduct. The invention assignment obligation in the Agreement will not require the assignment of my rights in an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the invention relates (i) directly to the business of the Company, or (ii) to the Company' actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Company.
Wisconsin. If Wisconsin law controls, then: The Employee Nonsolicit covenant is modified to provide that the Covered Employee must also be an employee who is entrusted with Confidential Information that could be used to the Company’s competitive disadvantage, and the Fairness Extension shall not be applicable.

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